Exhibit 99.1

Perella Weinberg Reports Second Quarter 2023 Results
Financial Overview - Second Quarter
•Revenues of $166 Million, Up 10% From a Year Ago and Up 26% From Last Quarter
•Adjusted Operating Income Margin of 9.4%, GAAP Operating Loss Margin of (13.1)%
•Adjusted EPS of $0.16; GAAP Diluted EPS of $(0.19)
Financial Overview - First Half
•Revenues of $297 Million, Down 2% From a Year Ago
•Adjusted Operating Income Margin of 9.1%, GAAP Operating Loss Margin of (15.0)%
•Adjusted EPS of $0.25; GAAP Diluted EPS of $(0.56)
Talent Investment and Strategic Actions
•Continue to Add Senior Bankers to Expand Client Coverage Footprint and Accelerate Growth
•Year-To-Date Added Four New Partners and Eight New Managing Directors
•Two Additional Partners Expected to Join Firm in the Third Quarter
•Business Realignment Initiative Undertaken to Advance Strategic Opportunities
Capital Management
•Strong Balance Sheet with $180 Million of Cash and Short-Term Investments and No Debt
•Year-to-Date Repurchased 3.6 Million Shares and Equivalents
•Declared Quarterly Dividend of $0.07 Per Share

“We produced solid results in a challenging M&A market environment, delivering quarterly revenue growth year-over-year for the first time since 2021, supported by the strength of our brand and the quality of our team globally. We continue to selectively add exceptional talent to our platform – furthering our mission to achieve scale, accelerate growth and drive value for our shareholders,” stated Andrew Bednar, Chief Executive Officer.
NEW YORK, NY, August 3, 2023 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the second quarter ended June 30, 2023.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

CFO Transition

With this morning’s results, PWP announced that, effective December 31, 2023, Gary Barancik will be stepping down from his role as Chief Financial Officer. Mr. Barancik joined PWP as an Advisory Partner at its founding in 2006, became its Chief Financial Officer in 2018, and has led the finance organization through PWP’s transition to a public company. Alexandra Gottschalk, who has been with the Firm for over 12 years, including five years as its Chief Accounting Officer, will become Chief Financial Officer effective January 1, 2024.

Revenues

For the second quarter of 2023, revenues were $165.5 million, an increase of 10% from $151.1 million from the second quarter of 2022. The period-over-period growth was driven by increased mergers and acquisition activity. Revenues attributed to financing and capital solutions were largely flat in the period.

For the first half of 2023, revenues were $297.0 million, a decrease of 2% from $303.0 million from the first half of 2022. Mergers and acquisition activity was modestly up period-over-period but was offset by lower financing and capital solutions revenues due to certain large fee events in the year ago period.

Expenses

	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Operating expenses	(Dollars in Thousands)
Total compensation and benefits	$148,428	$127,014	$113,563	$96,763	$266,062	$255,149	$198,971	$193,964
% of Revenues	90%	84%	69%	64%	90%	84%	67%	64%
Non-compensation expenses	$38,869	$33,103	$36,384	$31,031	$75,351	$67,203	$70,896	$63,199
% of Revenues	23%	22%	22%	21%	25%	22%	24%	21%

Three Months Ended
GAAP total compensation and benefits were $148.4 million for the second quarter of 2023, compared to $127.0 million for the second quarter of 2022. Adjusted total compensation and benefits were $113.6 million for the second quarter of 2023 as compared to $96.8 million for the same period a year ago. The increase in both GAAP total compensation and benefits and adjusted total compensation and benefits was due to a larger bonus accrual on an absolute dollar basis associated with higher revenues combined with the quarterly impact of increasing the year-to-date 2023 compensation margin to 67%. On a GAAP basis, total compensation and benefits include the impact of business realignment costs associated with employee reductions undertaken in the second quarter of 2023 to improve compensation alignment and to provide for greater flexibility to advance strategic opportunities.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP non-compensation expenses were $38.9 million for the second quarter of 2023, compared with $33.1 million for the second quarter of 2022. Adjusted non-compensation expenses were $36.4 million for the second quarter of 2023, compared with $31.0 million for the same period a year ago. The increase experienced in both GAAP non-compensation expenses and adjusted non-compensation expenses was largely driven by legal spend, higher rent and occupancy costs associated with overlapping rent periods and a related step-up in depreciation expense tied to New York and London office renovations and relocation, technology investments, and an increase in travel and related expenses.

Six Months Ended

GAAP total compensation and benefits were $266.1 million for the six months ended June 30, 2023, compared to $255.1 million for the six months ended June 30, 2022. Adjusted total compensation and benefits were $199.0 million for the six months ended June 30, 2023 as compared to $194.0 million for the same period a year ago. The increase in both GAAP total compensation and benefits and adjusted total compensation and benefits was due to a higher compensation margin on a slightly lower revenue base. On a GAAP basis, total compensation and benefits include the impact of aforementioned business realignment costs. At the end of the second quarter, the Firm increased the year-to-date compensation margin to 67% reflecting business and industry conditions and to support talent investment.

GAAP non-compensation expenses were $75.4 million for the six months ended June 30, 2023, compared with $67.2 million for the six months ended June 30, 2022. Adjusted non-compensation expenses were $70.9 million for the six months ended June 30, 2023, compared with $63.2 million for the same period a year ago. The increase experienced in both GAAP non-compensation expenses and adjusted non-compensation expenses was largely driven by higher rent and occupancy costs associated with overlapping rent periods and a related step-up in depreciation expense tied to New York and London office renovations and relocation, an increase in travel and related expenses, legal spend, and technology investments, partially offset by a moderation in professional fees, a reduction in co-advisory fees, and lower D&O insurance costs versus the prior year period.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Provision for Income Taxes

Perella Weinberg Partners currently owns 48.77% of the operating partnership (PWP Holdings LP) and is subject to U.S. federal and state corporate income tax. Income earned by the operating partnership is subject to certain state and foreign income taxes.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our adjusted income for the period was subjected to U.S. corporate income tax. For the six months ended June 30, 2023, the effective tax rate for adjusted if-converted net income was 22%. This tax rate included a one-time tax benefit recognized in the second quarter of 2023 due to the release of a tax reserve at one of our foreign subsidiaries.

Balance Sheet and Capital Management

As of June 30, 2023, PWP had $179.8 million of cash and short-term investments in U.S. Treasury securities. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

During the three months ended June 30, 2023, PWP returned $14.2 million in aggregate to our equity holders through (i) the repurchase of 919,379 shares at an average price per share of $8.41 in open market transactions pursuant to PWP’s Class A common stock repurchase program, (ii) the net settlement of 56,497 share equivalents to satisfy tax withholding obligations at an average price per share of $8.01 and (iii) the payment of $6.0 million in pro rata distributions to limited partners which allowed PWP to pay its dividends of $3.0 million on Class A common stock.

During the six months ended June 30, 2023, PWP returned $47.0 million in aggregate to our equity holders through (i) the repurchase of 2,376,683 shares at an average price per share of $9.46 in open market transactions pursuant to PWP’s Class A common stock repurchase program, (ii) the net settlement of 1,177,991 share equivalents to satisfy tax withholding obligations at an average price per share of $10.02 and (iii) the payment of $12.7 million in pro rata distributions to limited partners which allowed PWP to pay its dividends of $6.5 million on Class A common stock.

During the three and six months ended June 30, 2023, PWP made $0.5 million of cash payments related to the business realignment. Currently, we are estimating future cash payments of approximately $18 million related to the business realignment, which are expected to be paid by or soon after December 31, 2023.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on September 12, 2023 to Class A common stockholders of record on September 1, 2023.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, August 3, 2023 at 9:00 am ET to discuss PWP’s financial results for the second quarter ended June 30, 2023.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 225-9448
•International: (203) 518-9708
•Conference ID: PWPQ223

Replay

A replay of the call will also be available two hours after the live call through August 10, 2023. To access the replay, dial (800) 839-3617 (Domestic) or (402) 220-2975 (International). The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.

About PWP

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 650 employees, PWP currently maintains offices in New York, London, Houston, San Francisco, Paris, Los Angeles, Chicago, Calgary, Denver, and Munich. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Additional Information

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of PWP’s website at https://investors.pwpartners.com/.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2023 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$165,545	$151,104	$296,971	$302,980
Expenses
Compensation and benefits	106,216	90,587	176,179	177,832
Equity-based compensation	42,212	36,427	89,883	77,317
Total compensation and benefits	148,428	127,014	266,062	255,149
Professional fees	8,737	7,419	16,290	17,722
Technology and infrastructure	9,293	7,521	17,805	15,077
Rent and occupancy	6,678	5,378	14,092	11,107
Travel and related expenses	4,726	3,641	9,500	5,935
General, administrative and other expenses	5,796	6,491	11,190	11,766
Depreciation and amortization	3,639	2,653	6,474	5,596
Total expenses	187,297	160,117	341,413	322,352
Operating income (loss)	(21,752)	(9,013)	(44,442)	(19,372)
Non-operating income (expenses)
Related party income	276	950	549	1,508
Other income (expense)	(1,337)	3,776	(1,054)	5,619
Change in fair value of warrant liabilities	—	10,094	—	22,100
Total non-operating income (expenses)	(1,061)	14,820	(505)	29,227
Income (loss) before income taxes	(22,813)	5,807	(44,947)	9,855
Income tax expense (benefit)	(4,543)	3,141	743	6,137
Net income (loss)	(18,270)	2,666	(45,690)	3,718
Less: Net income (loss) attributable to non-controlling interests	(18,629)	(6,599)	(40,926)	(14,441)
Net income (loss) attributable to Perella Weinberg Partners	$359	$9,265	$(4,764)	$18,159
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.01	$0.21	$(0.11)	$0.40
Diluted	$(0.19)	$0.00	$(0.56)	$(0.01)
Weighted-average shares of Class A common stock outstanding
Basic	42,743,611	44,584,181	42,531,895	45,247,373
Diluted	86,521,626	90,688,871	86,566,075	91,953,077

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total compensation and benefits—GAAP	$148,428	$127,014	$266,062	$255,149
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	(18,269)	(18,525)	(38,603)	(37,235)
Public company transaction related incentives(2)	(11,491)	(11,726)	(23,383)	(23,950)
Business realignment costs(3)	(5,105)	—	(5,105)	—
Adjusted total compensation and benefits	$113,563	$96,763	$198,971	$193,964

Non-compensation expense—GAAP	$38,869	$33,103	$75,351	$67,203
TPH business combination related expenses(4)	(1,645)	(1,645)	(3,290)	(3,290)
Business Combination transaction expenses(5)	(840)	(302)	(1,165)	(589)
Warrant Exchange transaction expenses(6)	—	(125)	—	(125)
Adjusted non-compensation expense(7)	$36,384	$31,031	$70,896	$63,199

Operating income (loss)—GAAP	$(21,752)	$(9,013)	$(44,442)	$(19,372)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	18,269	18,525	38,603	37,235
Public company transaction related incentives(2)	11,491	11,726	23,383	23,950
Business realignment costs(3)	5,105	—	5,105	—
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	840	302	1,165	589
Warrant Exchange transaction expenses(6)	—	125	—	125
Adjusted operating income (loss)	$15,598	$23,310	$27,104	$45,817

Income (loss) before income taxes—GAAP	$(22,813)	$5,807	$(44,947)	$9,855
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	18,269	18,525	38,603	37,235
Public company transaction related incentives(2)	11,491	11,726	23,383	23,950
Business realignment costs(3)	5,105	—	5,105	—
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	840	302	1,165	589
Warrant Exchange transaction expenses(6)	—	125	—	125
Adjustments to non-operating income (expenses)(8)	1,401	(10,057)	1,438	(22,026)
Adjusted income (loss) before income taxes	$15,938	$28,073	$28,037	$53,018

Income tax expense (benefit)—GAAP	$(4,543)	$3,141	$743	$6,137
Tax impact of non-GAAP adjustments(9)	4,962	1,811	1,884	3,253
Adjusted income tax expense (benefit)	$419	$4,952	$2,627	$9,390

Net income (loss)—GAAP	$(18,270)	$2,666	$(45,690)	$3,718
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	18,269	18,525	38,603	37,235
Public company transaction related incentives(2)	11,491	11,726	23,383	23,950
Business realignment costs(3)	5,105	—	5,105	—
TPH business combination related expenses(4)	1,645	1,645	3,290	3,290
Business Combination transaction expenses(5)	840	302	1,165	589
Warrant Exchange transaction expenses(6)	—	125	—	125
Adjustments to non-operating income (expenses)(8)	1,401	(10,057)	1,438	(22,026)
Tax impact of non-GAAP adjustments(9)	(4,962)	(1,811)	(1,884)	(3,253)
Adjusted net income (loss)	$15,519	$23,121	$25,410	$43,628

Less: Adjusted income tax expense (benefit)	$(419)	$(4,952)	(2,627)	(9,390)
Add: If-converted tax impact(10)	2,483	8,004	6,268	15,561
Adjusted if-converted net income (loss)	$13,455	$20,069	$21,769	$37,457

Weighted-average diluted shares of Class A common stock outstanding	86,521,626	90,688,871	86,566,075	91,953,077
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(11)	275,508	41,654	1,001,289	168,435
Weighted-average adjusted diluted shares of Class A common stock outstanding	86,797,134	90,730,525	87,567,364	92,121,512

Adjusted net income (loss) per Class A share—diluted, if—converted	$0.16	$0.22	$0.25	$0.41
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Key metrics: (a)
GAAP operating income (loss) margin	(13.1)%	(6.0)%	(15.0)%	(6.4)%
Adjusted operating income (loss) margin	9.4%	15.4%	9.1%	15.1%
GAAP compensation ratio	90%	84%	90%	84%
Adjusted compensation ratio	69%	64%	67%	64%
GAAP effective tax rate	20%	54%	(2)%	62%
Adjusted if-converted effective tax rate	16%	29%	22%	29%

(a) Reconciliations of key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliation of their components above.
Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) alignment capital units and value capital units awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related restricted stock units (“RSUs”) which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.
(3)During the second quarter of 2023, we began a review of the business, which will result in employee reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs include separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards. Such amortization includes $0.1 million for certain Professional Partners Awards and $0.5 million for certain transaction-related RSUs, which are excluded from Equity-based compensation not dilutive to investors in PWP or PWP OpCo and Public company transaction related incentives, respectively, for the three and six months ended June 30, 2023. Currently, we are estimating $23 million of total business realignment costs, including cash benefits and non-cash accelerated amortization of equity-based awards, with approximately $18 million expected to be incurred during the second half of 2023.
(4)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. The adjustment reflects the amortization of intangible assets associated with the acquisition, and such assets will be fully amortized by November 30, 2026.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(5)Transaction costs that were expensed associated with the Business Combination, including (i) equity-based vesting for transaction-related RSUs issued to non-employees and (ii) costs incurred in 2023 related to a potential future partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the Business Combination.
(6)Transaction costs that were expensed associated with the exchange offer and solicitation relating to the Company’s outstanding warrants, which the Company commenced on July 22, 2022.
(7)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(8)For the three and six months ended June 30, 2022, this adjustment includes gains of $10.1 million and $22.1 million, respectively, on the change in fair value of warrant liabilities, which is non-cash and we believe not indicative of our core performance. A minimal adjustment for the amortization of debt discounts and issuance costs is also included for all periods as well as a non-operating loss on investment of $1.4 million for the three and six months ended June 30, 2023.
(9)The non-GAAP tax expense represents the Company’s calculated tax expense on adjusted non-GAAP income. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(10)The if-converted tax expense represents the Company's calculated tax expense on adjusted non-GAAP income assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s income being subject to corporate-level tax.
(11)Assumed vesting of RSUs and performance restricted stock units (“PSUs”) as calculated using the treasury stock method and to the extent dilutive to Adjusted net income (loss) per Class A share—diluted, if-converted.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended June 30, 2023
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$8,737	$(840)	(1)	$7,897
Technology and infrastructure	9,293	—		9,293
Rent and occupancy	6,678	—		6,678
Travel and related expenses	4,726	—		4,726
General, administrative and other expenses	5,796	—		5,796
Depreciation and amortization	3,639	(1,645)	(2)	1,994
Non-compensation expense	$38,869	$(2,485)		$36,384

	Three Months Ended June 30, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$7,419	$(427)	(1)	$6,992
Technology and infrastructure	7,521	—		7,521
Rent and occupancy	5,378	—		5,378
Travel and related expenses	3,641	—		3,641
General, administrative and other expenses	6,491	—		6,491
Depreciation and amortization	2,653	(1,645)	(2)	1,008
Non-compensation expense	$33,103	$(2,072)		$31,031

	Six Months Ended June 30, 2023
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$16,290	$(1,165)	(1)	$15,125
Technology and infrastructure	17,805	—		17,805
Rent and occupancy	14,092	—		14,092
Travel and related expenses	9,500	—		9,500
General, administrative and other expenses	11,190	—		11,190
Depreciation and amortization	6,474	(3,290)	(2)	3,184
Non-compensation expense	$75,351	$(4,455)		$70,896

	Six Months Ended June 30, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$17,722	$(714)	(1)	$17,008
Technology and infrastructure	15,077	—		15,077
Rent and occupancy	11,107	—		11,107
Travel and related expenses	5,935	—		5,935
General, administrative and other expenses	11,766	—		11,766
Depreciation and amortization	5,596	(3,290)	(2)	2,306
Non-compensation expense	$67,203	$(4,004)		$63,199

(1) Reflects an adjustment to exclude transaction costs associated with the Business Combination.

(2) Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.